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                                   AMX CORPORATION

                          DECLARATION OF REGISTRATION RIGHTS


     This declaration of Registration Rights ("Declaration") is made as of October 14, 1997, by AMX Corporation, a Texas corporation ("AMX"), for the benefit of certain shareholders and employees of PHAST Corporation, a Delaware corporation ("PHAST"), acquiring shares of the $.01 par value per share Common Stock of AMX ("AMX Common Stock") pursuant to that Stock Purchase Agreement dated as of October 14, 1997, (the "Stock Purchase Agreement") among Will West, Eric Smith, Ron Wells, Carmelo Santoro (collectively, the "Individual Stockholders"), joined by their respective spouses, and Scott D. Miller, PHAST, AMX and various employees (the "Employees") of PHAST listed on Exhibit B thereto, and in consideration of the Individual Stockholders and Employees approving the Stock Purchase Agreement and the transactions contemplated thereby.

          1.   DEFINITIONS.  As used in this Declaration:

               a. "1934 Act" means the Securities Exchange Act of 1934, as amended.

               b.   "Act" means the Securities Act of 1933, as amended.

               c.   "Commission" means the Securities and Exchange Commission.

               d. "Effective Time" means the time of the closing of the transactions contemplated by the Stock Purchase Agreement.

               e. "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by AMX with the Commission.

               f. "Holders" means (i) Will West, Eric Smith, Ron Wells and Carmelo Santoro, the shareholders of PHAST to whom shares of Common Stock of AMX are issued and the Employees to whom shares of Common Stock of AMX are issued, each pursuant to the Stock Purchase Agreement.

               g. "Registrable Securities" means 350,814 shares of AMX Common Stock issued to the Holders pursuant to the Stock Purchase Agreement rounded to the nearest integral amount.

     Terms not otherwise defined herein have the meanings given to them in the Stock Purchase Agreement.

     2. REGISTRATION. AMX shall use commercially reasonable efforts to cause the Registrable Securities held by each Holder to be registered under the Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the Commission within 60 days following the Effective Time a registration statement in such form as is then available under the Act covering the Registrable Securities; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required under the Act to be provided or taken by such Holder in order to permit AMX to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of AMX pursuant to this

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Declaration. AMX shall not be required to effect more that one (1)
registration under this Declaration. The offerings made pursuant to such registration shall not be underwritten.

     3. POSTPONEMENT OF REGISTRATION. Notwithstanding Section 2 above, AMX shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of one hundred twenty (120) calendar days, if the Board of Directors of AMX, acting in good faith, determines that there exists material non-public information about AMX.

     4. OBLIGATIONS OF AMX. AMX shall (i) prepare and file with the Commission the registration statement in accordance with Section 2 hereof with respect to the shares of Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until March 1, 1998; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all Registrable Securities proposed to be registered in such registration statement until the earlier of the sale of all of the shares of Registrable Securities so registered and March 1, 1998; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while AMX shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as such Holder shall reasonably request (provided that AMX shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

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     5.   AVAILABILITY OF FORM S-3. If Form S-3 (or a successor form) is not available for use by AMX, AMX shall have no obligations under Section 2 hereof and this Declaration shall be deemed terminated.

     6. EXPENSES. AMX shall pay the out-of-pocket expenses incurred by AMX, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all Commission, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of AMX's outside counsel and independent accountants. Notwithstanding the above, the fees and expenses of all counsel, accountants and advisors of the Holders shall be paid by the Holders.

     7. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

          a. AMX will indemnify each Holder, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact maintained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by AMX of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to AMX in connection with any such registration, qualification or compliance, and will reimburse each Holder, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that AMX will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AMX in an instrument (including, but not limited to the Stock Purchase Agreement of even date herewith) duly executed by any Holder.

          b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration, qualification or compliance is being effected, indemnify AMX, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of AMX's securities covered by such a registration statement, each person who controls AMX or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse AMX, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to AMX in an instrument duly executed by such Holder (including, but not limited to the Stock Purchase

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Agreement of even date herewith); provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds, after deduction of expenses and commissions, to each such Holder of Registrable Securities sold as contemplated herein.

          c. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that if Holder is the Indemnified Party and the defendants in any such action shall include both Holder, as the Indemnified Party, and the Indemnifying Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and otherwise participate in the defense of such action on behalf of such Indemnified Party and the fees and expenses of such counsel shall be paid by the Indemnifying Party. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially prejudiced as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          d. The obligations of AMX and each Holder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.

     8. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder on March 1, 1998 or such earlier time as such Holder has sold all Registrable Securities.

     9. THIRD PARTY BENEFICIARIES. It is intended that the Holders be third party beneficiaries to this Declaration of Registration Rights.

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